                                                                     EXHIBIT 4.3


                                 PAINEWEBBER
________________________________________________________________________________

                       RESTRICTED STOCK UNIT AGREEMENT
                                  under the
                       1994 EXECUTIVE STOCK AWARD PLAN
________________________________________________________________________________


          PAINEWEBBER RESTRICTED STOCK UNIT AGREEMENT (the "Agreement"), effective as of __________ (the "Effective Date"), between Paine Webber Group Inc. ("PaineWebber") and the individual whose signature appears below (the "Particiapnt").

          The Compensation Committee of the Board of Directors of PaineWebber (the "Committee") has awarded to Participant the number of Restricted Stock Units ("RSUs") set forth below under the PaineWebber 1994 Executive Stock Award Plan (the "Plan"), subject to the terms, definitions, and conditions of the Plan and this Agreement (including the RSU Terms and Conditions attached hereto.)

          The RSUs awarded hereby are subject to forfeiture in the event of the termination of Participant's employment prior to the expiration of the Restricted Period specified below opposite such number of RSUs, as specified in
Section 4(a) and (b) hereof. Upon expiration of the Restricted Period specified below opposite RSUs, PaineWebber will distribute to the Participant one share of Stock for each such RSU subject to any deferral period mandated by the Committee and/or elected by the Participant under the PaineWebber Senior Officer Deferred Compensation Plan. The expiration of the Restricted Period (and any subsequent deferral period) is subject to acceleration as specified in
Section 4(a) hereof.

1.   Participant:

     Name     _________________________________________

     Address  _________________________________________

     Social Security Number   _________________________

2.   Total Number of RSUs Granted:     ________________

3.   Restricted Periods:

        Number of                  Restricted Period
          RSUs                         End Date
     ______________                _________________

     ______________                _________________

     ______________                _________________

     ______________                _________________

                                   * * * *

     IN WITNESS WHEREOF, PaineWebber and the Participant have duly executed this Agreement, as of the Effective Date stated above.


PAINE WEBBER GROUP INC.                   PARTICIPANT

By ______________________________         By ______________________________

 Name ___________________________          Name ___________________________

 Title __________________________




Enclosures: Restricted Stock Unit Terms and Conditions for 1994 Executive Stock
            Award Plan
            1994 Executive Stock Award Plan Document

                  RESTRICTED STOCK UNIT TERMS AND CONDITIONS
               of the Restricted Stock Unit Agreement under the
                       1994 Executive Stock Award Plan
________________________________________________________________________________


     1. Acceptance of RSUs; Incorporation of Plan Provisions. The Participant hereby accepts the RSUs subject to the terms and conditions set forth in this Agreement and consents to and agrees to comply with such terms and conditions. All of the terms and conditions of the Plan are hereby incorporated by reference in this Agreement as though fully set forth herein. Terms defined in the Plan but not in this Agreement shall have the meanings set forth in the Plan. To the extent of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern. Participant acknowledges receipt of a copy of the Plan.

     2. Rights Under RSUs Generally. The RSUs awarded hereunder to the Participant, together with such additional RSUs (if any) credited to the Participant pursuant to Section 5 hereof, entitle the Participant to receive, upon expiration of the Restricted Period applicable to each such RSU (as specified on the signature page of this Agreement and in Sections 4 and 6 hereof), delivery by PaineWebber of one share of PaineWebber's Stock for each such RSU not theretofore forfeited, subject to mandatory deferral by the Committee and/or elective deferral by the Participant under the PaineWebber Senior Officer Deferred Compensation Plan. Until such Stock is issued or transferred and delivered in settlement of RSUs, the Participant shall have no rights of a stockholder (including no rights to vote or receive dividends or distributions) with respect to RSUs or the Stock that may ultimately be issued or transferred and delivered in settlement of the RSUs. The Participant will, however, be entitled to receive payments of dividend equivalents with respect to such RSUs as provided in Section 5 hereof subject to elective deferral by the Participant under the PaineWebber Senior Officer Deferred Compensation Plan.

     3. Nontransferability. The rights of the Participant with respect to RSUs may not be assigned or transferred, otherwise than by will or the laws of descent and distribution, except that the Participant shall be entitled to designate in writing the beneficiary to receive distributions, if any, under this Agreement in the event of the Participant's death.

     4.   Expiration of Restricted Period.

     (a) The Restricted Period will end ("vesting" will occur) with respect the number of RSUs specified in this Agreement on the date designated as "Restricted Period End Date" opposite such number of RSUs on the signature page of this Agreement. The foregoing notwithstanding, the Restricted Period applicable to all RSUs under this Agreement shall expire on an accelerated basis at the time the Participant's employment with PaineWebber terminates as a result of his or her (i) death, (ii) "Disability" (as defined in the PaineWebber tax qualified defined benefit pension plan applicable to the Participant), or (iii) voluntary retirement on or after his or her "Normal Retirement Date" (as defined in such pension plan) or early retirement with the consent of the Committee from employment by PaineWebber ("Retirement"), and such Restricted Period shall expire on an accelerated basis upon the occurrence of a Change in Control (as defined below).

     (b) In the event that, prior to the expiration of the Restricted Period applicable to RSUs, the Participant shall cease to be an employee of PaineWebber for any reason other than death, Disability, or Retirement, such RSUs shall automatically be forfeited by the Participant.

     (c) "Change in Control" shall mean the occurrence of any of the following events:

     (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than PaineWebber, any trustee or other fiduciary holding securities under an employee benefit plan of PaineWebber, or any corporation owned, directly or indirectly, by the stockholders of PaineWebber in substantially the same proportions as their contemporaneous ownership of voting securities of PaineWebber, is or becomes a "20% Beneficial Owner." For purposes of this provision, a "20% Beneficial
     Owner" shall mean a person who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PaineWebber representing 20% or more of the combined voting power of PaineWebber's then-outstanding voting securities; provided that
     (A) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20% percent threshold solely as a result of an acquisition of securities directly from PaineWebber, or solely as a result of an acquisition by PaineWebber of PaineWebber securities, until such time thereafter as such person acquires additional voting securities other than directly from PaineWebber and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (B) with respect to any person who is and remains eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to PaineWebber securities, there shall be excluded from the number of securities deemed to be beneficially owned by such person for purposes of determining whether such person is a 20% Beneficial Owner a number of securities representing 10% of the combined voting power of PaineWebber's then-outstanding voting securities;

     (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of PaineWebber, together with any new director (other than a director designated by a person who has entered into an agreement with PaineWebber to effect a transaction described in paragraph (i), (iii), or (iv) hereof) whose election by the Board or nomination for election by PaineWebber's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

     (iii) The stockholders of PaineWebber approve a merger, consolidation, recapitalization, or reorganization of PaineWebber, or a reverse stock split of any class of voting securities of PaineWebber, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 80% of the total voting power represented by the voting securities of PaineWebber or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting




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     power of the voting securities of PaineWebber outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 80% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of PaineWebber, such surviving entity, or of any subsidiary of such surviving entity;

     (iv) The stockholders of PaineWebber approve a plan of complete liquidation of PaineWebber or an agreement for the sale or disposition by PaineWebber of all or substantially all of PaineWebber's assets (or any transaction having a similar effect); or

     (v) Any other event which the Board of Directors (or the Compensation Committee of the Board of Directors, if and to the extent that the Compensation Committee must exercise sole discretion over the matter in order to comply with applicable requirements of Rule 16b-3 under the Exchange Act), determines shall constitute a Change in Control for purposes of this Agreement;

provided that a Change in Control shall not be deemed to have occurred under this Agreement if, prior to the occurrence of a specified event that would otherwise constitute a Change in Control under paragraphs (i) through (iv) hereof, the Continuing Directors of PaineWebber then in office, by a majority vote thereof, determine that the occurrence of such specified event shall not be deemed to be a Change in Control hereunder or shall not be deemed to be a Change in Control with respect to a particular Participant under this Agreement if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of PaineWebber.

     (d) The Participant may elect to defer the delivery at the end of the Restricted Period of PaineWebber Stock representing vested RSUs if and to the extent permitted by the Committee pursuant to the PaineWebber Senior Officer Deferred Compensation Plan. The Committee shall, in its sole discretion, have the right at any time to mandatorily defer such delivery and cause to be deemed credited an equivalent number of shares of Common Stock to a deferral account of the Participant under the PaineWebber Senior Officer Deferred Compensaiton Plan. No action of the Committee under this Section 4(d) shall have the effect of accelerating or extending the vesting of a Participant's Award hereunder and any credit to the deferral account of the Participant under the PaineWebber Senior Officer Deferred Compensation Plan shall be subject to the same terms and conditions with regard to vesting as set forth in Section 4(a) hereof.

     5.   Dividend Equivalents.

     (a) In the event of an ordinary cash dividend payable on Stock the record date of which is prior to forfeiture or settlement of RSUs, PaineWebber shall pay to the Participant an amount equal to the amount of ordinary cash dividends paid as a dividend on each share of Stock multiplied by the number of such RSUs credited to the Participant at the record date for such dividend. Such amounts shall be paid by PaineWebber at the same time that the corresponding cash dividend on shares of Stock is paid to the PaineWebber stockholders. If so mandated by the Committee or elected by the Participant under the PaineWebber Senior Officer




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


Deferred Compensation Plan, such amounts will not be paid to the Participant, but will instead be deemed to be reinvested in additional RSUs in accordance with Section 5(d) herof, which RSUs will be subject to no Restricted Period, but to the same deferral period mandated by the Committee or elected by the Participant under the PaineWebber Senior Officer Deferred Compensation Plan.

     (b) In the event of an extraordinary cash dividend or a non-cash dividend or distribution in the form of property other than Stock payable on Stock the record date of which is prior to forfeiture or settlement of RSUs, PaineWebber shall credit to the Participant the amount of such extraordinary cash dividend or the fair market value at such record date of the property other than Stock paid as a dividend or distribution on each share of Stock multiplied by the number of such RSUs credited to the Participant at such record date. Such amount will be deemed to be reinvested in additional RSUs in accordance with Section 5(d) hereof, which RSUs will be subject to the same Restricted Period (if any) and to the same mandatory and/or elective deferral period, if any, as applied to the RSUs with respect to which such payment was credited.

     (c) In the event of a dividend or distribution in the form of Stock payable on Stock the record date of which is prior to forfeiture or settlement of RSUs, PaineWebber shall credit to the Participant the number of RSUs equal to the number of whole or fractional shares of Stock paid as a dividend or distribution on each share of Stock multiplied by the number of such RSUs credited to the Participant at the record date for such dividend or distribution. Such additional RSUs will be subject to the same Restricted Period, if any, and to the same mandatory or elective deferral period, if any, as applied to the RSUs with respect to which such additional RSUs were credited.

     (d) Dividend equivalent amounts deemed to be reinvested under Section 5(a) or 5(b) entitle the Participant to be credited with a number of additional RSUs at the date any such dividend or distribution is paid on Stock equal to the per-share amount of the dividend or distribution multiplied by the number of RSUs credited to the Participant at the record date for such dividend or distribution divided by the Fair Market Value per share of Stock determined in accordance with the Plan on the dividend or distribution payment date.

     6. Settlement. RSUs not theretofore forfeited under Section 4(b) shall be settled by delivery as promptly as practicable following the expiration of the Restricted Period, if any, and any mandatory or elective deferral period of one share of Stock for each RSU with respect to which the Restricted Period and any mandatory or elective deferral period has lapsed. Upon settlement of any RSU, such RSU will be cancelled.

     7. Taxes. Upon expiration of the Restricted Period under Section 4(a) hereof and any mandatory or elective deferral period under the PaineWebber Senior Officer Deferred Compensation Plan, PaineWebber shall be entitled as a condition of the delivery of Stock represnting the RSUs to the Participant that the Participant remit or, in appropriate cases (including cases in which taxation of the Participant is deferred), agree to remit when due an amount sufficient to satisfy all federal, state and local withholding and employment tax requirements relating to such delivery. Subject to the approval of the Committee, the Participant will be entitled to elect to have PaineWebber withhold from the Stock to be delivered or elect to deliver to PaineWebber from shares of Stock owned seperately by the Participant, a sufficient number of such shares of Stock to satisfy the federal, state and local withholding and employment tax obligations relating to the expiration of the Restricted Period and any deferral period and the delivery of Stock (and the Company's withholding obligations) to the extent, if any, permitted under rules and regulations adopted by the Committee and in effect at the time of such




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



exercise. In such case, the Stock withheld or the Stock surrenderd will be valued at the Fair Market Value determined in accordance with the Plan.

     8. Adjustments. The number of RSUs credited to the Participant, and the kind of security to be delivered in settlement thereof, shall be appropriately adjusted, in the discretion of the Committee, to reflect transactions specified in Section 8(c) of the Plan affecting Stock other than dividends (which result in payments or crediting of additional RSUs under Section 5 hereof).

     9. Employment of Participant. Neither the grant of the RSUs nor anything in this Agreement or the Plan shall (i) be construed as a commitment, guarantee, agreement or understanding of any kind that PaineWebber will continue to employ the Participant or employee, employee's employment at any time.

     10.  Miscellaneous.

     (a) This Agreement shall bind and inure to the benefit of the Participant and his or her executors or administrator, heirs and personal and legal representatives, and to PaineWebber and its successors and assigns.

     (b)  This Agreement shall be construed and enforced in accordance with
Section 8(j) of the Plan.

     (c) This Agreement, together with the Plan, sets forth the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations, written, express or implied, between them with respect to the RSUs other than as set forth herin or therein.

     (d) When used herein, "PaineWebber" shall mean Paine Webber Group Inc. and shall include any corporation which, at the time of reference, is a subsidiary of PaineWebber within the meaning of Section 424(f) of the Code.

     (e) Except as otherwise expressly provided in this Agreement, this Agreement may not be modified, amended or terminated except by a writing signed by both parties hereto provided that PaineWebber, upon notice to the Participant, may unilaterally amend this Agreement in any way that does not extend the Restricted Period or materially adversely affect the Participant's rights in or to the RSUs awarded hereunder. No waiver of any provision hereof shall be effective unless evidenced by a writing signed by the party against whom it is sought to be enforced. No waiver of any breach of any term hereof shall be construed as a waiver of any subsequent breach of such term or as waiver of any other term hereof.




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                                                                    EXHIBIT 4.4


                                 PAINEWEBBER
________________________________________________________________________________

                          RESTRICTED STOCK AGREEMENT
                                  under the
                       1994 EXECUTIVE STOCK AWARD PLAN
________________________________________________________________________________


          PAINEWEBBER RESTRICTED STOCK AGREEMENT (the "Agreement"), effective as of __________ (the "Effective Date"), between Paine Webber Group Inc. ("PaineWebber") and the individual whose signature appears below (the "Participant").

          The Compensation Committee of the Board of Directors of PaineWebber (the "Committee") has awarded to Participant the number of shares of PaineWebber Stock (the "Award Shares," which includes any additional Award Shares acquired under Section 5) set forth below as Restricted Stock under the PaineWebber 1994 Executive Stock Award Plan (the "Plan"), subject to the terms, definitions, and conditions of the Plan and this Agreement (including the Restricted Stock Terms and Conditions attached hereto).

          The Award Shares of Restricted Stock granted hereby are subject to forfeiture in the event of the termination of Participant's employment prior to the expiration of the Restricted Period specified below opposite such number of Award Shares, as specified in Section 4(a) and (b) hereof. Upon expiration of the Restricted Period, all restrictions on the Award Shares under the Plan and this Agreement will lapse, and PaineWebber will cause to be delivered one or more certificates representing the Award Shares to Participant. The expiration of the Restricted Periods is subject to acceleration as specified in Section 4(a) hereof.

1.   Participant:

     Name     _________________________________________

     Address  _________________________________________

     Social Security Number   _________________________

2.   Total Number of Award Shares Granted:  ___________

3.   Restricted Periods:

        Number of                  Restricted Period
      Award Shares                     End Date
     ______________                _________________

     ______________                _________________

     ______________                _________________

     ______________                _________________

                                    * * * *

     IN WITNESS WHEREOF, PaineWebber and the Participant have duly executed this Agreement, as of the Effective Date stated above.


PAINE WEBBER GROUP INC.                   PARTICIPANT

By ______________________________         By ______________________________

 Name ___________________________          Name ___________________________

 Title __________________________




Enclosures: Restricted Stock Terms and Conditions for 1994 Executive Stock
            Award Plan
            1994 Executive Stock Award Plan Document